SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

July 2, 2012

(Date of Report (Date of Earliest Event Reported))

EXTRA SPACE STORAGE INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32269	20-1076777
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2795 East Cottonwood Parkway, Suite 400

Salt Lake City, Utah 84121

(Address of Principal Executive Offices)

(801) 365-4600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A is being filed by Extra Space Storage Inc. (the “Company”) to provide the financial statements that were previously omitted in Item 9.01 of the Current Report on Form 8-K filed on July 9, 2012, relating to the acquisition of the 94.9% equity ownership interest of Prudential Real Estate Investors (“PREI®”) in ESS PRISA III LLC, a joint venture established by the Company and PREI in 2005, resulting in full ownership by the Company.

Item 9.01 Financial Statements and Exhibits.

(a)   Financial Statements of Properties Acquired.

Audited historical financial statements and unaudited interim financial statements for ESS PRISA III LLC:

Report of Independent Auditors

Financial Statements for the Three Years Ended December 31, 2011

Notes to the Audited Financial Statements

Unaudited Interim Financial Statements for the Six Months Ended June 30, 2012

Notes to the Unaudited Interim Financial Statements

(b)  Pro Forma Financial Information.

Pro forma financial statements to reflect the Company’s completed acquisition of ESS PRISA III LLC:

1.               Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2012

2.               Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Six Months Ended June 30, 2012

3.               Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2011

(d)  Exhibits

Exhibit Number	Description of Exhibit
10.1

Membership Interest Purchase Agreement, dated as of April 13, 2012, between Extra Space Properties Sixty Three LLC and PRISA III Co-Investment LLC (incorporated by reference to the Company’s Form 8-K filed on April 16, 2012).

23.1	Consent of Ernst & Young LLP, Independent Auditors

Extra Space Storage Inc.

Unaudited Pro Forma Condensed Consolidated Financial Information

On July 2, 2012, Extra Space Storage Inc. (the “Company”) completed the acquisition of its joint venture partners’ interest in ESS PRISA III LLC (“PRISA III”) for approximately $300 million.  Prior to this acquisition, PRISA III was a joint venture between the Company and Prudential Real Estate Investors (“PREI®”).  PRISA III’s primary assets consist of 36 self-storage properties located throughout the United States.  Prior to the acquisition, the Company held a 5.1% equity interest in PRISA III, with the remaining equity interests held by PREI.

The acquisition of PREI’s interest in PRISA III was a significant acquisition under Rule 3-14 of Regulation S-X.  Audits were performed on the balance sheets and the related statements of operations of PRISA III for the three-year period ended December 31, 2011.

The following unaudited pro forma condensed consolidated financial information of the Company as of and for the six months ended June 30, 2012 has been derived from (1) the historical unaudited financial statements of the Company as filed in the Company’s Form 10-Q for the six months ended June 30, 2012 and (2) the historical unaudited financial statements of PRISA III for the six months ended June 30, 2012.

The following unaudited pro forma condensed consolidated financial information of the Company as of and for the year ended December 31, 2011 has been derived from (1) the historical audited financial statements of the Company as filed in the Company’s Form 10-K for the year ended December 31, 2011, and (2) the audited historical financial statements of PRISA III for the year ended December 31, 2011.

The unaudited pro forma condensed consolidated balance sheet as of June 30, 2012 reflects adjustments to the Company’s unaudited historical financial data to give effect to the acquisition of PREI’s interest in PRISA III as if it had occurred on June 30, 2012.

The pro forma condensed consolidated statements of operations for the six months ended June 30, 2012 and for the year ended December 31, 2011 reflect adjustments to the Company’s historical financial data to give effect to the acquisition of PREI’s interest in PRISA III as if it had occurred on the first day of each period presented.

The unaudited pro forma adjustments are based on available information. The unaudited pro forma condensed consolidated financial information is not necessarily indicative of what the Company’s actual financial position or results of operations for the period would have been as of the date and for the periods indicated, nor does it purport to represent the Company’s future financial position or results of operations. The unaudited pro forma condensed consolidated financial information should be read, together with the notes thereto, in conjunction with the more detailed information contained in the historical financial statements referenced in this filing.

Extra Space Storage Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

as of June 30, 2012

(in thousands, except share data)

	Historical Extra Space Storage Inc.	PRISA III Acquisition	Pro Forma
	(1)	(2)	Total
Assets:
Real estate assets, net	$2,278,331	$321,826	$2,600,157

Investments in real estate ventures	125,729	(3,355)	122,374
Cash and cash equivalents	185,502	(158,382)	27,120
Restricted cash	37,234	—	37,234
Receivables from related parties and affiliated real estate joint ventures	15,976	—	15,976
Other assets, net	65,571	375	65,946
Total assets	$2,708,343	$160,464	$2,868,807

Liabilities, Noncontrolling Interests and Equity:
Notes payable	$1,088,413	$145,000	$1,233,413
Premium on notes payable	3,958	—	3,958
Notes payable to trusts	119,590	—	119,590
Lines of credit	100,000	—	100,000
Accounts payable and accrued expenses	47,123	—	47,123
Other liabilities	38,616	1,965	40,581
Total liabilities	1,397,700	146,965	1,544,665

Commitments and contingencies

Equity:
Extra Space Storage Inc. stockholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued or outstanding	—	—	—
Common stock, $0.01 par value, 300,000,000 shares authorized, 104,136,770 and 94,783,590 shares issued and outstanding at June 30, 2012 and December 31, 2011, respectively	1,041	—	1,041
Paid-in capital	1,527,332	—	1,527,332
Accumulated other comprehensive deficit	(11,525)	—	(11,525)
Accumulated deficit	(261,288)	13,499	(247,789)
Total Extra Space Storage Inc. stockholders’ equity	1,255,560	13,499	1,269,059
Noncontrolling interest represented by Preferred Operating Partnership units, net of $100,000 note receivable	29,692	—	29,692
Noncontrolling interests in Operating Partnership	24,279	—	24,279
Other noncontrolling interests	1,112	—	1,112
Total noncontrolling interests and equity	1,310,643	13,499	1,324,142
Total liabilities, noncontrolling interests and equity	$2,708,343	$160,464	$2,868,807

Extra Space Storage Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet

as of June 30, 2012

(in thousands, except share data)

(1) Reflects the assets, liabilities and stockholders’ equity of the Company as filed in its Form 10-Q for the six months ended June 30, 2012.

(2) Represents the purchase of PREI’s interest in PRISA III subsequent to June 30, 2012 for $158,382 in cash, and the assumption of a $145,000 note payable.  The purchase price of $322,000 was allocated to the tangible and intangible assets and liabilities acquired based on their fair values.  The values of the tangible assets, consisting of land and buildings were determined as if vacant.  The carrying value of the land and building immediately prior to acquisition was $66,849 and $176,032, respectively. Intangible assets, which represent the value of existing tenant relationships, were recorded at their fair values based on the avoided cost to replace the current leases of, which $5,636 was recorded as part of this acquisition.  The principal value of the note payable approximated its fair value as of the date of purchase. The note was paid in full on July 11, 2012.  The book value at the time of acquisition of all other assets acquired and liabilities approximated fair value.  In addition, the Company revalued its investment in PRISA III immediately prior to the acquisition in accordance with ASC 805-10-25.  This resulted in a non-cash gain of $13,499 at the time of purchase when the investment in the joint venture was written off.

Extra Space Storage Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

for the Six Months Ended June 30, 2012

(in thousands, except share data)

	Historical Extra Space Storage Inc.	PRISA III Acquisition	Pro Forma		Pro Forma
	(1)	(2)	Adjustments		Total
Revenues:
Property rental	$155,128	$16,401	$—		$171,529
Management and franchise fees	13,245	—	(920	)(3)	12,325
Tenant reinsurance	17,565	—	—		17,565
Total revenues	185,938	16,401	(920)		201,419

Expenses:
Property operations	52,608	6,380	(920	)(3)	58,068
Tenant reinsurance	3,272	—	—		3,272
Unrecovered development and acquisition costs	1,078	—	—		1,078
Loss on sublease	—	—	—		—
General and administrative	25,185	—	—		25,185
Depreciation and amortization	33,150	—	5,201	(4)	38,351
Total expenses	115,293	6,380	4,281		125,954

Income from operations	70,645	10,021	(5,201)		75,465
					—
Interest expense	(33,925)	—	(3,603	)(5)	(37,528)
Non-cash interest expense related to amortization of discount on exchangeable senior notes	(444)	—	—		(444)
Interest income	723	—	(221	)(6)	502
Interest income on note receivable from Preferred Operating Partnership unit holder	2,425	—	—		2,425
Income before equity in earnings of real estate ventures and income tax expense	39,424	10,021	(9,025)		40,420

Equity in earnings of real estate ventures	4,994	—	(187	)(7)	4,807
Equity in earnings of real estate ventures – gain on sale of real estate assets	5,429	—	—		5,429
Income tax expense	(2,584)	—	—		(2,584)
Net income	47,263	10,021	(9,212)		48,072
Net income allocated to Preferred Operating Partnership noncontrolling interests	(3,303)	—	(8	)(8)	(3,311)
Net income allocated to Operating Partnership and other noncontrolling interests	(1,333)	—	(23	)(8)	(1,356)
Net income attributable to common stockholders	$42,627	$10,021	$(9,243)		$43,405

Net income per common share
Basic	$0.43				$0.44
Diluted	$0.43				$0.43

Weighted average number of shares
Basic	98,497,788				98,497,788
Diluted	103,063,565				103,063,565

Cash dividends paid per common share	$0.40				$0.40

Extra Space Storage Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations

for the Six Months Ended June 30, 2012

(in thousands, except share data)

(1) Reflects the results of operations of the Company as filed in its Form 10-Q for the six months ended June 30, 2012.

(2) Represents the pro forma revenues and operating expenses of PRISA III for the period from January 1, 2012 to June 30, 2012, which were not reflected in the historical condensed consolidated statement of operations of the Company.

(3) Adjustment to eliminate the management fee revenue earned by the Company for managing the properties owned by PRISA III.  Prior to the acquisition, the Company managed the properties owned by PRISA III in exchange for a management fee of approximately 6% of cash collected by the properties.  Subsequent to the acquisition by the Company, all properties are self-managed.

(4) Adjustments include depreciation and amortization expense for the period from January 1, 2012 to June 30, 2012, which was not reflected in the historical condensed consolidated statement of operations of the Company.  Adjustments to depreciation and amortization expense are summarized as follows:

		Customer	Lease
	Building	Intangibles	Intangible	Total
Assets acquired	$256,792	$5,636	$440	$262,868
Amortization/depreciation period (in years)	39.0	1.5	7.3
Annual amortization/depreciation	6,584	3,757	61	10,402
Amortization/depreciation for period ended June 30, 2012	$3,292	$1,879	$30	$5,201

(5) Debt of $145,000 was assumed in the acquisition of PREI’s interest in PRISA III.  The debt assumed has a fixed rate of 4.97%.  Adjustments to interest expense represent interest for the period from January 1, 2012 to June 30, 2012, which was not reflected in the historical consolidated condensed statement of operations of the Company.  The amount of interest is calculated as if the acquisition occurred on January 1, 2012.

(6) Interest income was reduced by $221 for the use of net cash in the acquisition as if it had occurred on January 1, 2012.

(7) Adjustment to eliminate the equity in earnings related to PRISA III for the six months ended June 30, 2012.

(8) Income allocated to Preferred Operating Partnership noncontrolling units and Operating Partnership and other noncontrolling units was adjusted to reflect the increase in net income resulting from the acquisition and other pro forma adjustments as follows:

	Preferred Operating Partnership	Operating Partnership	Total
Increase in net income as a result of acquisitions and other pro forma adjustments:	$809	$809	$809
Weighted average percentage OP units held by noncontrolling interests	0.97%	2.88%	3.85%
Increase in net income allocated to Operating Partnership and other noncontrolling interests	$8	$23	$31

Extra Space Storage Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

for the Year Ended December 31, 2011

(in thousands, except share data)

	Historical Extra Space Storage Inc.	PRISA III Acquisition	Pro Forma		Pro Forma
	(1)	(2)	Adjustments		Total
Revenues:
Property rental	$268,725	$32,357	$—		$301,082
Management and franchise fees	29,924	—	(1,796	)(3)	28,128
Tenant reinsurance	31,181	—	—		31,181
Total revenues	329,830	32,357	(1,796)		360,391

Expenses:
Property operations	95,481	12,885	(1,796	)(3)	106,570
Tenant reinsurance	6,143	—	—		6,143
Unrecovered development and acquisition costs	2,896	—	—		2,896
Severance costs	2,137	—	—		2,137
General and administrative	49,683	—	—		49,683
Depreciation and amortization	58,014	—	10,402	(4)	68,416
Total expenses	214,354	12,885	8,606		235,845

Income from operations	115,476	19,472	(10,402)		124,546

Interest expense	(67,301)	—	(7,207	)(5)	(74,508)
Non-cash interest expense related to amortization of discount on exchangeable senior notes	(1,761)	—	—		(1,761)
Interest income	1,027	—	(442	)(6)	585
Interest income on note receivable from Preferred Operating Partnership unit holder	4,850	—	—		4,850
Income before equity in earnings of real estate ventures and income tax expense	52,291	19,472	(18,051)		53,712

Equity in earnings of real estate ventures	7,287	—	(330	)(7)	6,957
Income tax expense	(1,155)	—	—		(1,155)
Net income	58,423	19,472	(18,381)		59,514
Net income allocated to Preferred Operating Partnership noncontrolling interests	(6,289)	—	(11	)(8)	(6,300)
Net income allocated to Operating Partnership and other noncontrolling interests	(1,685)	—	(35	)(8)	(1,720)
Net income attributable to common stockholders	$50,449	$19,472	$(18,427)		$51,494

Net income per common share
Basic	$0.55				$0.56
Diluted	$0.54				$0.55

Weighted average number of shares
Basic	92,097,008				92,097,008
Diluted	96,683,508				96,683,508

Cash dividends paid per common share	$0.56				$0.56

Extra Space Storage Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations

for the Year Ended December 31, 2011

(in thousands, except share data)

(1) Reflects the results of operations of the Company as filed in its Form 10-K for the year ended December 31, 2011.

(2) Represents the pro forma revenues and operating expenses of PRISA III for the year ended December 31, 2011, which were not reflected in the historical condensed consolidated statement of operations of the Company.

(3) Adjustment to eliminate the management fee revenue earned by the Company for managing the properties owned by PRISA III.  Prior to the acquisition, the Company managed the properties owned by PRISA III in exchange for a management fee of approximately 6% of cash collected by the properties.  Subsequent to the acquisition by the Company, all properties are self-managed.

(4) Adjustments include depreciation and amortization expense for the period from January 1, 2011 to December 31, 2011, which was not reflected in the historical condensed consolidated statement of operations of the Company.  Adjustments to depreciation and amortization expense are summarized as follows:

		Customer	Lease
	Building	Intangibles	Intangible	Total
Assets acquired	$256,792	$5,636	$440	$262,868
Amortization/depreciation period (in years)	39.0	1.5	7.3
Annual amortization/depreciation	$6,584	$3,757	$61	$10,402

(5) Debt of $145,000 was assumed in the acquisition of PREI’s interest in PRISA III.  The debt assumed has a fixed rate of 4.97%.  Adjustments to interest expense represent interest for the period from January 1, 2011 to December 31, 2011, which was not reflected in the historical consolidated condensed statement of operations of the Company.  The amount of interest is calculated as if the acquisition occurred on January 1, 2011.

(6) Interest income was reduced by $442 for the use of net cash in the acquisition as if the acquisition had occurred on January 1, 2011.

(7) Adjustment to eliminate the equity in earnings related to PRISA III for the year ended December 31, 2011.

(8) Income allocated to Preferred Operating Partnership noncontrolling units and Operating Partnership and other noncontrolling units was adjusted to reflect the increase in net income resulting from the acquisitions and other pro forma adjustments as follows:

	Preferred Operating Partnership	Operating Partnership	Total
Increase in net income as a result of acquisitions and other pro forma adjustments:	$1,091	$1,091	$1,091
Weighted average percentage OP units held by noncontrolling interests	1.03%	3.23%	4.26%
Increase in net income allocated to Operating Partnership and other noncontrolling interests	$11	$35	$46

ESS PRISA III LLC

Financial Statements and Report of Independent Auditors

For the Years ended December 31, 2011, 2010 and 2009

Report of Independent Auditors

To the Members of

ESS PRISA III LLC

We have audited the accompanying balance sheets of ESS PRISA III LLC as of December 31, 2011, 2010, and 2009, and the related statements of operations, members’ equity, and cash flows for the years then ended.  These financial statements are the responsibility of the management of ESS PRISA III LLC.  Our responsibility is to express an opinion on this financial statement based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  We were not engaged to perform an audit of ESS PRISA III LLC’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of ESS PRISA III LLC’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the basis of accounting used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ESS PRISA III LLC at December 31, 2011, 2010, and 2009, and the results of its operations and its cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Salt Lake City, Utah

April 2, 2012

ESS PRISA III LLC

BALANCE SHEETS

(dollars in thousands)

	December 31,
	2011	2010	2009

Assets

Investment in real estate:
Land	$66,728	$66,581	$66,173
Buildings and equipment	175,763	174,647	174,166
	242,491	241,228	240,339
Less: accumulated depreciation and amortization	(32,034)	(26,735)	(21,458)
Investment in real estate, net	210,457	214,493	218,881

Cash and cash equivalents	2,854	1,236	907
Restricted cash	1,286	1,141	1,291
Accounts receivable, net of allowance for doubtful accounts of $6, $7 and $7, respectively	422	431	471
Deferred financing costs, net	175	498	821
Prepaid expenses and other assets	682	561	647

Total assets	$215,876	$218,360	$223,018

Liabilities and members’ equity

Liabilities:
Note payable	$145,000	$145,000	$145,000
Payable to related party	260	109	353
Accounts payable and accrued expenses	909	677	685
Property taxes payable	568	541	550
Rents received in advance	1,616	1,555	1,512

Total liabilities	148,353	147,882	148,100

Commitments and contingencies (note 4)

Members’ equity	67,523	70,478	74,918

Total liabilities and members’ equity	$215,876	$218,360	$223,018

See accompanying notes.

ESS PRISA III LLC

STATEMENTS OF OPERATIONS

(dollars in thousands)

	For the Year Ended December 31,
	2011	2010	2009

Operating revenues:
Rental income	$30,965	$29,644	$29,222
Other income	1,392	1,432	1,470

Total operating revenues	32,357	31,076	30,692

Operating expenses:
Property operations	5,026	5,166	5,367
Payroll expense	2,842	2,726	2,646
Property taxes	3,221	3,371	3,464
Management fees	1,796	1,722	1,686
Depreciation and amortization	5,314	5,277	5,213

Total operating expenses	18,199	18,262	18,376

Income from operations	14,158	12,814	12,316

Interest expense	(7,630)	(7,630)	(7,630)
Gain on sale of real estate assets	167	—	—

Net income	$6,695	$5,184	$4,686

See accompanying notes.

ESS PRISA III LLC

STATEMENTS OF MEMBERS’ EQUITY

(dollars in thousands)

	ESS LLC	Prudential	Total

Balance at January 1, 2009	$4,122	$77,166	$81,288

Member distributions	(559)	(10,497)	(11,056)
Net income	237	4,449	4,686
Balance at December 31, 2009	3,800	71,118	74,918

Member distributions	(487)	(9,137)	(9,624)
Net income	263	4,921	5,184
Balance at December 31, 2010	3,576	66,902	70,478

Member distributions	(488)	(9,162)	(9,650)
Net income	338	6,357	6,695
Balance at December 31, 2011	$3,426	$64,097	$67,523

See accompanying notes.

ESS PRISA III LLC

STATEMENTS OF CASH FLOWS

(dollars in thousands)

	For the Year Ended December 31,
	2011	2010	2009

Operating activities
Net income	$6,695	$5,184	$4,686
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,314	5,277	5,213
Amortization of deferred financing costs	323	323	323
Gain on sale of real estate assets	(167)	—	—
Changes in assets and liabilities:
Accounts receivable, net	9	40	79
Prepaid expenses and other assets	(121)	86	(8)
Payable to related party	151	(244)	209
Accounts payable and accrued expenses	232	(8)	16
Property taxes payable	27	(9)	35
Rents received in advance	61	43	(136)
Net cash provided by operating activities	12,524	10,692	10,417

Investing activities
Change in restricted cash	(145)	150	1,033
Investment in real estate assets	(1,384)	(889)	(894)
Proceeds from sale of real estate assets	273	—	—
Net cash provided by (used in) investing activities	(1,256)	(739)	139

Financing activities
Payment of transition liabilities	—	—	(588)
Member distributions	(9,650)	(9,624)	(11,056)
Net cash used in financing activities	(9,650)	(9,624)	(11,644)
Net increase (decrease) in cash	1,618	329	(1,088)

Cash and cash equivalents at beginning of the year	1,236	907	1,995
Cash and cash equivalents at end of the year	$2,854	$1,236	$907

Supplemental disclosure of cash flow information
Cash paid for interest	$7,307	$7,307	$7,307

See accompanying notes.

ESS PRISA III LLC

Notes to Financial Statements

(dollars in thousands)

1. Description of Business and Summary of Significant Accounting Policies

Business

ESS PRISA III LLC, (the Company), a Delaware limited liability company, is engaged in the business of owning, leasing, managing and operating self-storage facilities located throughout the United States of America. On July 14, 2005, the Company was formed by Prudential Insurance Company of America, an affiliate of Prudential Financial, Inc (Prudential) and Extra Space Storage LLC (ESS LLC) and, unless terminated or extended by mutual agreement of the members, will continue until December 31, 2055. The Company owned 36 self-storage facilities at December 31, 2011, 2010 and 2009.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Investment in Real Estate

Real estate assets are stated at cost less accumulated depreciation and amortization. Costs associated with the development, construction, renovation and improvement of real estate assets are capitalized. Interest, property taxes and other costs associated with development incurred during the construction period are capitalized as building costs. Expenditures for maintenance and repairs are charged to expense as incurred. Major replacements and betterments that improve or extend the life of the asset are capitalized. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which are generally between 3 and 39 years. The cost of real estate sold, or otherwise disposed of, and the related accumulated depreciation or amortization, are removed from the accounts and any gain or loss is reflected in earnings.

Intangible lease rights represent the value assigned to one property that is subject to a land and building lease. These rights, which totaled $1,176, at December 31, 2011, 2010 and 2009, are classified as buildings in the accompanying balance sheets and are being amortized over the term of the lease through October 31, 2039. As of December 31, 2011, 2010 and 2009, accumulated amortization totaled $511, $488 and $464, respectively.

Intangible Assets — Tenant Relationships

In connection with the Company’s acquisition of real estate assets, the purchase price is allocated to the tangible and intangible assets and liabilities acquired based on their estimated fair values. The values of the tangible assets, consisting of land and buildings, are determined as if vacant, that is, at replacement cost. Intangible assets, which represent the value of tenant relationships, are recorded at their fair values.

ESS PRISA III LLC

Notes to Financial Statements (continued)

(dollars in thousands)

1. Description of Business and Summary of Significant Accounting Policies (continued)

Because the Company’s leases are month-to-month, no value is assigned to acquired in-place leases other than the tenant relationships, which are recorded at their fair values based on the avoided cost to replace the current leases. The Company measures the value of tenant relationships based on the rent lost due to the amount of time required to replace existing customers which is based on the Company’s historical experience with turnover in its facilities. The Company amortizes the tenant relationships on a straight-line basis over the estimated life that a tenant utilizes the facility (18 months). At December 31, 2011, 2010 and 2009, intangible assets related to tenant relationships of $4,823 were fully amortized.

Asset Impairment

The Company evaluates real estate assets, which are held for use, for impairment whenever events or circumstances indicate an impairment may exist. An impairment loss is recorded if the net carrying value of the asset exceeds the undiscounted future net operating cash flows attributable to the asset. The impairment loss recognized equals the excess of net carrying value over the related fair value of the asset. No impairment charges have been recognized for the years ended December 31, 2011, 2010 or 2009.

When real estate assets are identified as held for sale, the Company discontinues depreciating the assets and estimates the fair value, net of selling costs. If the estimated fair value, net of selling costs, is less than the net carrying value of the asset, a valuation allowance is established. The operations of assets classified as held for sale or sold during the period are presented as discontinued operations. Management has determined no property was held for sale at December 31, 2011, 2010 or 2009.

Cash and Cash Equivalents

Cash equivalents are short-term, highly liquid instruments with original maturities of 30 days or less. The Company’s cash is deposited with financial institutions located primarily in California and North Carolina, and at times may exceed federally insured limits.

Restricted Cash

Restricted cash comprises funds held by the Company’s lender for property taxes and funds which have been restricted for capital improvements. These balances are deposited with a financial institution located in California, and at times may exceed federally insured limits.

Deferred Financing Costs

Deferred financing costs are amortized on a straight-line basis, which approximates the effective interest method, over the term of the respective loan agreement.

ESS PRISA III LLC

Notes to Financial Statements (continued)

(dollars in thousands)

1. Description of Business and Summary of Significant Accounting Policies (continued)

Fair Value of Financial Instruments

The carrying values of cash and cash equivalents, restricted cash, accounts receivable, payable to related party, accounts payable and accrued expenses at December 31, 2011, 2010 and 2009 approximate fair value due to the short-term nature of these instruments. The fair value of the note payable at December 31, 2011, 2010 and 2009,  which was based on the present value of estimated future cash flows using interest rates available to the Company for similar debt, was approximately $147,600,  $149,400 and $150,000, respectively.

Members’ Equity

Members’ profits, losses and distributions are allocated in accordance with the terms of the operating agreement of the Company. Membership equity interests are held 95% by Prudential and 5% by ESS LLC. Preferred returns are paid on member equity interests under the following schedule:

Preferred Return

July 14, 2005 – December 31, 2007	10.00%
January 1, 2008 – December 31, 2009	11.00
January 1, 2010 – December 31, 2011	12.00
January 1, 2012 and thereafter	13.00

As of December 31, 2011, 2010 and 2009 the cumulative unpaid preferred return on members’ equity for Prudential was $6,015, $3,360 and $946, respectively.  For the same periods, the cumulative unpaid preferred return on members’ equity for ESS LLC was $321, $179 and $50, respectively. Excess profit participation interests over the preferred return are held 80% by Prudential and 20% by ESS LLC.

Revenue and Expense Recognition

Rental revenues are recognized as earned based upon amounts that are currently due from tenants. Leases are generally on month-to-month terms. Prepaid rents are recognized on a straight-line basis over the term of the leases. Promotional discounts are recognized as a reduction to rental income over the promotional period. Late charges, administrative fees, merchandise sales and truck rentals are recognized in other income when earned. Interest income is recognized as earned.

Property expenses, including utilities, repairs and maintenance and other costs to manage the facilities are recognized as incurred. The Company accrues for property tax expense based upon estimates and historical trends.

ESS PRISA III LLC

Notes to Financial Statements (continued)

(dollars in thousands)

1. Description of Business and Summary of Significant Accounting Policies (continued)

Real Estate Sales

The Company evaluates real estate sales for both sale recognition and profit recognition. In general, sales of real estate and related profits/losses are recognized when all consideration has changed hands, and when risks and rewards of ownership have been transferred. Certain types of continuing involvement preclude sale treatment and related profit recognition; other forms of continuing involvement allow for sale recognition but require deferral of profit recognition.

Advertising Costs

The Company incurs advertising costs primarily attributable to directory, direct mail, internet and other advertising. Recurring phonebook advertising costs are deferred and amortized over the expected benefit period, determined to be 12 months. At December 31, 2011, prepaid advertising costs of $83 were included in prepaid expenses and other assets. All other advertising costs are expensed as incurred. The Company recognized advertising expense of $535, $638 and $646, respectively, for the years ended December 31, 2011, 2010 and 2009.

Income Taxes

The Company has elected partnership status for income tax purposes and, accordingly, is generally not directly subject to tax. The tax effects of the Company’s operations are passed directly to the members. Therefore, no provision for income taxes has been recorded in the financial statements.

2. Note Payable

The note payable is a mortgage loan bearing interest at a fixed rate of 4.97%. The loan is collateralized by real estate assets and the assignment of rents. Interest payments are made monthly with all principal and remaining interest due August 11, 2012.  Management expects to refinance the loan before the due date because of strong property performance and a current favorable lending environment for properties with low loan-to-value ratios.

3. Related Party Transactions

The Company has entered into various transactions with related parties as summarized below:

a.               The Company’s management agreement with Extra Space Management Incorporated (ESMI), a subsidiary of ESS LLC, provides for management fees of 5.6% of gross rental revenues actually received for the management of all operations at the Company’s self-storage facilities. During the years ended December 31, 2011, 2010 and 2009, management fee expense of $1,796, $1,722 and $1,686, respectively, was recognized for services provided by ESMI. At December 31, 2011, 2010 and 2009, $156, $110 and $143, respectively, related to management fees was included in payable to related party.

ESS PRISA III LLC

Notes to Financial Statements (continued)

(dollars in thousands)

3. Related Party Transactions (continued)

b.              The Company uses ESMI to service payroll and other administrative activities. The Company reimburses ESMI only for the costs incurred, and no service fee is paid to ESMI. At December 31, 2011, 2010 and 2009, payables to ESMI of $103, $0 and $209, respectively, related to these activities, was included in payable to related party.

c.               Prior to 2011, Prudential bound coverage for the Company’s property insurance as part of a larger insurance binder including properties not owned by the Company. The Company reimbursed Prudential for the direct costs related to the property insurance coverage. Those costs totaled $267 and $239, respectively, for the years ended December 31, 2010 and 2009. At December 31, 2010 and 2009, there were no payables due to Prudential for property insurance.

4. Commitments and Contingencies

The Company owns one self-storage facility that is subject to a land and building lease. During 2009, the lease was renegotiated. The new lease term, including all extensions, ends in 2039. At December 31, 2011, future minimum rental payments under this noncancelable operating lease were as follows:

Year Ending December 31,
2012	$181
2013	181
2014	181
2015	181
2016	181
Thereafter	4,143

Under the terms of the lease, the Company is responsible for property taxes and operating expenses. Rent expense for the years ended December 31, 2011, 2010 and 2009 totaled $161, $175 and $225, respectively.

5. Recently Issued Accounting Standards

In December 2007, the Financial Accounting Standards Board (FASB) issued revised Statement No. 141, Business Combinations (ASC 805) (FAS 141(R)). This guidance establishes principles and requirements for how an acquirer in a business combination recognizes and measures in its financial statements the assets acquired and liabilities assumed. Generally, assets acquired and liabilities assumed in a transaction are recorded at the acquisition-date fair value with limited exceptions. The guidance also changed the accounting treatment and disclosure for certain specific items in a business combination. The Company adopted this guidance for all acquisitions subsequent to January 1, 2009.

In May 2009, the FASB issued Statement of Financial Accounting Standards No. 165, Subsequent Events (ASC 855). This guidance is intended to establish general standards of accounting for and disclosures of events that occur after the balance sheet date but before the financial statements are issued or are available to be issued. This guidance requires disclosure of the date through which an entity has evaluated subsequent events and the basis for selecting

ESS PRISA III LLC

Notes to Financial Statements (continued)

(dollars in thousands)

5. Recently Issued Accounting Standards (continued)

this date, that is, whether this date represents the date the financial statements were issued or were available to be issued. The Company adopted this guidance effective for the year ended December 31, 2009.

On June 30, 2009, the FASB issued Statement No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles—a replacement of FASB Statement No. 162 (ASC 105-10-05). The standard establishes the FASB Codification (the Codification) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with GAAP. The Codification is effective for financial statements issued for interim and annual periods ending after September 15, 2009. The Company adopted the Codification effective December 31, 2009 and has included the references to the Codification, as appropriate, in these financial statements.

6. Subsequent Events

The Company has evaluated subsequent events through April 2, 2012, the date the financial statements are available to be issued. There were no subsequent events that require disclosure.

ESS PRISA III LLC

Unaudited Financial Statements for the Six Months Ended June 30, 2012

ESS PRISA III LLC

BALANCE SHEET

(dollars in thousands)

June 30, 2012
(unaudited)
Assets

Investment in real estate:
Land	$66,849
Buildings and equipment	176,032
242,881
Less: accumulated depreciation and amortization	(34,701)
Investment in real estate, net	208,180

Cash and cash equivalents	3,405
Restricted cash	1,675
Accounts receivable, net of allowance for doubtful accounts of $4	408
Receivable from related party	171
Deferred financing costs, net	13
Prepaid expenses and other assets	83

Total assets	$213,935

Liabilities and members’ equity

Liabilities:
Note payable	$145,000
Accounts payable and accrued expenses	587
Property taxes payable	458
Rents received in advance	1,625

Total liabilities	147,670

Commitments and contingencies

Members’ equity	66,265

Total liabilities and members’ equity	$213,935

See accompanying notes.

ESS PRISA III LLC

STATEMENTS OF OPERATIONS

(dollars in thousands)

	For the Six Months Ended June 30,
	2012	2011
	(unaudited)	(unaudited)
Operating revenues:
Rental income	$15,710	$15,040
Other income	691	675

Total operating revenues	16,401	15,715

Operating expenses:
Property operations	2,227	2,377
Payroll expense	1,455	1,401
Property taxes	1,778	1,416
Management fees	920	880
Depreciation and amortization	2,667	2,658

Total operating expenses	9,047	8,732

Income from operations	7,354	6,983

Interest expense	(3,825)	(3,805)

Net income	$3,529	$3,178

See accompanying notes.

ESS PRISA III LLC

STATEMENT OF CASH FLOWS

(dollars in thousands)

For the Six Months Ended June 30,
2012
(unaudited)

Operating activities
Net income	$3,529
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,667
Amortization of deferred financing costs	162
Changes in assets and liabilities:
Accounts receivable, net	14
Prepaid expenses and other assets	599
Payable to related party	(431)
Accounts payable and accrued expenses	(322)
Property taxes payable	(110)
Rents received in advance	9
Net cash provided by operating activities	6,117

Investing activities
Change in restricted cash	(389)
Investment in real estate assets	(390)
Net cash used in investing activities	(779)

Financing activities
Member distributions	(4,787)
Net cash used in financing activities	(4,787)
Net increase in cash	551

Cash and cash equivalents at beginning of the year	2,854
Cash and cash equivalents at end of the year	$3,405

Supplemental disclosure of cash flow information
Cash paid for interest	$3,663

See accompanying notes.

ESS PRISA III LLC

Notes to Unaudited Interim Financial Statements

(dollars in thousands)

1. Description of Business and Summary of Significant Accounting Policies

Business

ESS PRISA III LLC, (the Company), a Delaware limited liability company, is engaged in the business of owning, leasing, managing and operating self-storage facilities located throughout the United States of America. On July 14, 2005, the Company was formed by Prudential Insurance Company of America, an affiliate of Prudential Financial, Inc (Prudential) and Extra Space Storage LLC (ESS LLC) and, unless terminated or extended by mutual agreement of the members, will continue until December 31, 2055. The Company owned 36 self-storage facilities at June 30, 2012.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Investment in Real Estate

Real estate assets are stated at cost less accumulated depreciation and amortization. Costs associated with the development, construction, renovation and improvement of real estate assets are capitalized. Interest, property taxes and other costs associated with development incurred during the construction period are capitalized as building costs. Expenditures for maintenance and repairs are charged to expense as incurred. Major replacements and betterments that improve or extend the life of the asset are capitalized. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which are generally between 3 and 39 years. The cost of real estate sold, or otherwise disposed of, and the related accumulated depreciation or amortization, are removed from the accounts and any gain or loss is reflected in earnings.

Intangible lease rights represent the value assigned to one property that is subject to a land and building lease.

Intangible Assets — Tenant Relationships

In connection with the Company’s acquisition of real estate assets, the purchase price is allocated to the tangible and intangible assets and liabilities acquired based on their estimated fair values. The values of the tangible assets, consisting of land and buildings, are determined as if vacant, that is, at replacement cost. Intangible assets, which represent the value of tenant relationships, are recorded at their fair values.

ESS PRISA III LLC

Notes to Unaudited Financial Statements (continued)

(dollars in thousands)

1. Description of Business and Summary of Significant Accounting Policies (continued)

Because the Company’s leases are month-to-month, no value is assigned to acquired in-place leases other than the tenant relationships, which are recorded at their fair values based on the avoided cost to replace the current leases. The Company measures the value of tenant relationships based on the rent lost due to the amount of time required to replace existing customers which is based on the Company’s historical experience with turnover in its facilities. The Company amortizes the tenant relationships on a straight-line basis over the estimated life that a tenant utilizes the facility (18 months).

Asset Impairment

The Company evaluates real estate assets, which are held for use, for impairment whenever events or circumstances indicate an impairment may exist. An impairment loss is recorded if the net carrying value of the asset exceeds the undiscounted future net operating cash flows attributable to the asset. The impairment loss recognized equals the excess of net carrying value over the related fair value of the asset.

When real estate assets are identified as held for sale, the Company discontinues depreciating the assets and estimates the fair value, net of selling costs. If the estimated fair value, net of selling costs, is less than the net carrying value of the asset, a valuation allowance is established. The operations of assets classified as held for sale or sold during the period are presented as discontinued operations.

Fair Value of Financial Instruments

The carrying values of cash and cash equivalents, restricted cash, accounts receivable, payable to related party, accounts payable and accrued expenses at June 30, 2012 approximate fair value due to the short-term nature of these instruments. The fair value of the note payable at June 30, 2012, which was based on the present value of estimated future cash flows using interest rates available to the Company for similar debt, was approximately $145,000.

Revenue and Expense Recognition

Rental revenues are recognized as earned based upon amounts that are currently due from tenants. Leases are generally on month-to-month terms. Prepaid rents are recognized on a straight-line basis over the term of the leases. Promotional discounts are recognized as a reduction to rental income over the promotional period. Late charges, administrative fees, merchandise sales and truck rentals are recognized in other income when earned. Interest income is recognized as earned.

Property expenses, including utilities, repairs and maintenance and other costs to manage the facilities are recognized as incurred. The Company accrues for property tax expense based upon estimates and historical trends.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTRA SPACE STORAGE INC.

Date: September 18, 2012	By	/s/ P. Scott Stubbs
		Name:	P. Scott Stubbs
		Title:	Executive Vice President and Chief
Financial Officer

EXHIBITS

Exhibit Number	Description of Exhibit

10.1

Membership Interest Purchase Agreement, dated as of April 13, 2012, between Extra Space Properties Sixty Three LLC and PRISA III Co-Investment LLC (incorporated by reference to the Company’s Form 8-K filed on April 16, 2012).

23.1	Consent of Ernst & Young LLP, Independent Auditors.